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                                                                    EXHIBIT 5.01


Shipman & Goodwin LLP                            One American Row
   Counselors at Law                             Hartford, CT  06103-2819
                                                      TEL:  (860) 251-5000



                                March 26, 1998



ATMI, Inc.
7 Commerce Drive
Danbury, Connecticut 06810

Ladies and Gentlemen:

     In connection with the registration pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), of 828,000 shares of the Common Stock, par value $.01 per share (the "Common Stock"), of ATMI, Inc., a Delaware corporation (the "Company") which, together with the shares registered on the Company's effective registration statement (File No. 333-46609), comprises an offering of an aggregate of up to 5,428,000 shares of Common Stock, of which the Company proposes to issue up to 2,257,291 shares of its authorized but unissued Common Stock (the "Company Shares") and certain stockholders propose to sell up to 3,170,709 outstanding shares of Common Stock (the "Stockholder Shares"), pursuant to a public offering, we have examined, as counsel to the Company, the Registration Statement on Form S-1 (and the prospectus incorporated by reference therein) to be filed under the Securities Act and such other documents as we have deemed necessary or appropriate in order to express the opinions set forth below.

     In connection with our opinions hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives and other documents as we have deemed relevant and necessary as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that (a) when (i) the Registration Statement shall have become effective under the Securities Act, and
(ii) the Company Shares shall have been issued and delivered against payment therefor as contemplated in the Registration Statement, the Company Shares will be legally and validly issued, fully paid and non-assessable and (b) the Stockholder Shares have been legally and validly issued and are fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus incorporated by reference in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                    Very truly yours,

                                    /s/ Shipman & Goodwin LLP